Exhibit 99.1

Pacific Capital Bancorp Reports Second Quarter 2009 Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 30, 2009--Pacific Capital Bancorp (Nasdaq: PCBC), a community bank holding company, today announced financial results for the second quarter ended June 30, 2009. As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs.

The Company’s net loss for the second quarter of 2009 was $362.6 million, or ($7.77) per share, compared to a net loss of $5.9 million, or ($0.13) per common share, in the same period of the prior year.

Financial results for the second quarter of 2009 include the following items:

  A provision for loan losses in the Core Bank of $194.1 million, which increases the Company’s allowance for loan losses in the Core Bank by $117 million. At June 30, 2009, the allowance was $258.0 million, or 4.57% of total loans and 80% of non-performing loans.
  A $128.7 million non-cash charge to reflect an impairment of goodwill
  Tax expense of $25.6 million, resulting from the creation of a full valuation allowance of the Company’s deferred tax asset

Excluding the impairment of goodwill and deferred tax asset, net loss in the second quarter of 2009 was $208.3 million, or ($4.46) per common share.

Commenting on the second quarter of 2009, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “During the second quarter, we were encouraged by the increase we were able to achieve in the net interest margin of the Core Bank. The improvement in net interest margin was attributable to an improving deposit mix, including significant growth in non-interest bearing deposits. The expansion of our net interest margin is a key step in generating improvement in the pre-provision, pre-tax earnings power of the Company.

“That having been said, given the ongoing weakness in the California economy and housing market, we have substantially strengthened our allowance for loan losses. As a result of this build in reserves, our allowance for loan losses increased to 4.57% of total loans and 80% of total non-performing loans in the Core Bank at June 30, 2009. While the increase in allowance for loan losses had a negative impact on our second quarter results, we believe the higher level of allowance will benefit the Company going forward as we continue to manage through the credit cycle.”

Capital Ratios and Three-Year Strategic and Capital Plan

At June 30, 2009, the Company’s wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”) had a Tier 1 leverage ratio of 5.6% and a total risk-based capital ratio of 11.1%. While both of these ratios exceed the levels to be considered “well capitalized” under regulatory guidelines, the Tier 1 leverage ratio was not sufficient to meet the higher level that the Bank has agreed with the Office of the Comptroller of the Currency (the “OCC”) to maintain.

“We regularly discuss with the OCC our continuing efforts and progress in achieving the higher capital requirements,” said Leis. “To that end, the Board of Directors has approved and submitted to the OCC a three-year strategic and capital plan designed to strengthen the Bank’s operations and capital position going forward. The plan reflects the current challenges with respect to capital and the difficulties in projecting the impact of the economic weakness in our markets on our loan portfolio, as well as the strategies we are employing to maintain the financial strength of the Bank.”

Key components of the three-year strategic and capital plan include the following:

  A comprehensive review of the Bank’s entire loan portfolio to identify loans that are good candidates for sale. The Bank has set a goal of selling approximately $150 million of real estate secured loans by the end of 2009.
  An enterprise-wide expense reduction initiative designed to eliminate an additional $45 million - $55 million in annual costs by 2012. The initiative will focus on enhancing efficiencies in all business units and reducing expenses in areas such as information technology and corporate real estate.

Evaluation of Strategic Alternatives

The Board of Directors has initiated a process to identify and evaluate a broad range of strategic alternatives to further strengthen the Bank’s capital base and enhance shareholder value. As part of this process, the Board has retained Sandler O’Neill + Partners, L.P. to serve as a financial advisor.

There can be no assurance that the exploration of strategic alternatives will result in any particular course of action or otherwise as to its outcome. The Company undertakes no obligation to make any further announcements regarding the exploration of strategic alternatives unless and until a final decision is made.

Goodwill Impairment

In consideration of the increasingly uncertain economic environment, significant continued decline in market capitalization, and continued elevated credit losses, the Company placed more weight on the lower peer valuations used in the estimate of the fair value of the reporting units. As a result, the Company recorded a $128.7 million non-cash charge to reflect the impairment of its goodwill. This charge had no effect on the Company’s cash balances or liquidity. In addition, because goodwill is not included in the calculation of regulatory capital ratios, the Company’s regulatory ratios are not adversely affected by this impairment. As a result of the impairment charge recorded in the second quarter of 2009, the Company has no goodwill remaining on its balance sheet.

Statement of Operations

The Company’s net interest income for the second quarter of 2009 was $53.4 million, compared with $64.4 million in the same quarter of 2008. Net interest income for the Core Bank was $52.5 million in the second quarter of 2009, compared with $61.4 million in the same period last year. The decrease in Core Bank net interest income is primarily attributable to a decline in interest rates received on loans and securities.

The Company’s net interest margin for the second quarter of 2009 was 2.68%, which compares with 3.82% in the second quarter of 2008. Net interest margin for the Core Bank was 2.99% in the second quarter of 2009, compared to a net interest margin of 2.73% for the Core Bank in the first quarter of 2009. The sequential quarter increase in net interest margin in the Core Bank was primarily attributable to a reduction in the cost of deposits and a decline in balances of higher interest borrowings.

The Company’s non-interest income was $20.9 million in the second quarter of 2009, compared with $22.2 million in the second quarter of 2008. Non-interest income for the Core Bank was $11.4 million in the second quarter of 2009, compared with $13.1 million in the second quarter of 2008. The decline is due primarily to lower service charges and fees, as well as lower trust and investment advisory fees attributable to a decline in market values of assets under management.

Non-interest expense was $216.3 million in the second quarter of 2009, compared with $64.7 million in the second quarter of 2008. Non-interest expense for the Core Bank was $210.6 million in the second quarter of 2009, compared with $56.3 million in the second quarter of 2008. The increase in non-interest expense is primarily attributable to a $128.7 million non-cash charge to reflect the impairment of goodwill, a $13.3 million increase in reserve for off-balance sheet commitments, and an $8.1 million increase in FDIC insurance premiums including a $3.5 million one-time assessment fee. These increases were offset by a $3.9 million decline in salaries and benefits expense due to a reduction in headcount during 2009. Excluding the one-time goodwill impairment charge and FDIC assessment fee, non-interest expense for the Core Bank was $73.7 million in the second quarter of 2009.

Balance Sheet

The Company’s total gross loans held for investment were $5.65 billion at June 30, 2009, compared with $5.75 billion at March 31, 2009, and $5.69 billion at June 30, 2008. During the second quarter, the Bank renewed $140.3 million in loans, made approximately $230.8 million in new loan commitments, and funded $151.3 million of new loans.

The Company’s total deposits were $5.25 billion at June 30, 2009, compared to $6.44 billion at March 31, 2009, and $4.64 billion at June 30, 2008. Excluding RAL-related deposits, total deposits were $4.98 billion at June 30, 2009, compared to $5.46 billion at March 31, 2009. The decline in Core Bank total deposits is attributable to a reduction in deposit pricing as part of the Bank’s strategy to increase its net interest margin and improve its Tier 1 leverage ratio.

While higher cost deposits declined, non-interest bearing deposits in the Core Bank increased during the second quarter. Excluding non-interest bearing deposits related to the RAL program, which primarily represent RAL checks that have yet to be cashed by the taxpayer, non-interest bearing deposits were $1.01 billion at June 30, 2009, an increase of approximately $85 million from the $921.7 million at March 31, 2009.

Asset Quality

The Company recorded a provision for loan losses in the Core Bank of $194.1 million for the second quarter of 2009. The provision for loan losses included the following components:

  $77.1 million to cover net charge-offs in the Core Bank, of which approximately $30.1 million related to the residential construction portfolio and $27.0 million related to the commercial and industrial portfolio
  $117.0 million added to the allowance for loan losses in the Core Bank to reflect an increase in problem loans and higher loss rates in recent quarters

The increase to the allowance for loan losses was directionally consistent with the recent elevated credit losses experienced by the Company. Further, in recognition of these recent credit losses and the continued deterioration of the general economic environment, the Company shortened the timeframe utilized for estimating historical loss rates in its calculations of the FAS 5 component of the allowance (i.e., reserve for non-impaired loans calculated on a loan pool basis). The shortened timeframe placed more weight on the recent history of increased losses, which resulted in a substantial increase in the allowance.

Total non-performing assets were $348.3 million at June 30, 2009, compared to $271.1 million at March 31, 2009. The increase in non-performing assets is primarily attributable to deterioration in the commercial real estate and construction portfolios.

Approximately 27% of the Bank’s total non-performing assets at June 30, 2009 were still current on interest and principal payments. These credits have been placed on non-performing status due to the identification of some form of impairment, such as a decline in collateral value. In such cases, the Bank has established a specific allowance against these impairments. If these borrowers continue to demonstrate the ability to service their debt according to the agreed upon terms, the loans could be moved back to performing status in future quarters.

The following tables provide comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	June 30,	March 31,
	2009	2009

Allowance for loan losses	$258.0	$141.0
Allowance for loan losses/total loans	4.57%	2.48%

Total non-performing assets	$348.3	$271.1
Total non-performing assets/total assets	5.00%	3.41%

Allowance to non-performing loans	80%	54%

Net charge-offs	$77.1	$73.4
Annualized net charge-offs/total average loans	5.40%	5.18%

	June 30,	June 30,
	2009	2008

Allowance for loan losses	$258.0	$73.3
Allowance for loan losses/total loans	4.57%	1.29%

Total non-performing assets	$348.3	$161.8
Total non-performing assets/total assets	5.00%	2.16%

Allowance to non-performing loans	80%	46%

Net charge-offs	$77.1	$28.5
Annualized net charge-offs/total average loans	5.40%	2.05%

RAL and RT Programs

Through the first six months of 2009, the Company's RAL and RT programs generated $61.3 million in pre-tax income, compared with $117.9 million during the same period in 2008. Total volume for these programs was 8.1 million transactions during the first six months of 2009, compared with 8.3 million transactions processed in the same period of the prior year.

During the second quarter of 2009, the Company recorded a negative provision for RAL-related loan losses of $1.6 million. The negative provision was attributable to recoveries of RALs that were charged-off at the end of the first quarter of 2009.

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its second quarter 2009 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

Certain matters contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Such forward-looking statements are typically preceded by, followed by or include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which the Company engages; (7) unfavorable conditions in the capital markets; (8) challenges in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

Consolidated Balance Sheets						% Change
(in thousands)	As of					6/30/2009 vs.	6/30/2009 vs.
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2009	6/30/2008
	(unaudited)	(unaudited)		(unaudited)	(unaudited)	(Annualized)
Assets:
Cash and due from banks	$53,813	$58,442	$80,135	$122,991	$149,343	(31.7%)	(64.0%)
Interest-bearing demand deposits in other financial institutions	343,644	1,236,210	1,859,144	—	—	(288.8%)	—
Federal funds sold	—	—	—	55,000	—	—	—
Trading securities	78,135	205,450	213,939	202,557	62,324	(247.9%)	25.4%
Available-for-sale securities	956,309	1,465,105	1,178,743	990,083	1,118,229	(138.9%)	(14.5%)
Loans held for sale	20,650	20,638	11,137	145,350	—	0.2%	—
Loans held for investment	5,647,798	5,754,099	5,764,856	5,722,214	5,693,052	(7.4%)	(0.8%)
Allowance for loan losses	(258,032)	(144,307)	(140,908)	(122,097)	(73,288)	315.2%	252.1%
Total loans held for investment, net	5,389,766	5,609,792	5,623,948	5,600,117	5,619,764	(15.7%)	(4.1%)
Premises and equipment, net	80,146	83,091	78,608	79,409	79,636	(14.2%)	0.6%
Goodwill	—	128,710	128,710	128,710	150,354	—	—
Other intangible assets	8,561	8,956	9,662	11,022	11,480	(17.6%)	(25.4%)
Other assets	382,748	406,094	390,265	353,409	294,193	(23.0%)	30.1%
Total assets	$7,313,772	$9,222,488	$9,574,291	$7,688,648	$7,485,323	(82.8%)	(2.3%)

Liabilities:
Deposits:
Non-interest-bearing demand deposits	$1,101,375	$1,156,919	$981,944	$989,025	$991,570	(19.2%)	11.1%
Interest-bearing deposits:
NOW accounts	985,954	1,116,008	1,044,301	995,181	1,037,582	(46.6%)	(5.0%)
Money market deposit accounts	405,531	582,717	612,710	561,297	631,925	(121.6%)	(35.8%)
Other savings deposits	389,116	363,758	320,842	261,085	240,795	27.9%	61.6%
Time certificates of $100,000 or more	1,275,420	1,626,878	1,682,974	1,234,196	1,204,150	(86.4%)	5.9%
Other time deposits	1,089,411	1,591,789	1,947,205	900,520	533,177	(126.2%)	104.3%
Total interest-bearing deposits	4,145,432	5,281,150	5,608,032	3,952,279	3,647,629	(86.0%)	13.6%
Total deposits	5,246,807	6,438,069	6,589,976	4,941,304	4,639,199	(74.0%)	13.1%

Securities sold under agreements to repurchase and Federal funds purchased	333,884	342,284	342,157	358,124	424,739	(9.8%)	(21.4%)
Long-term debt and other borrowings	1,195,173	1,524,783	1,740,240	1,660,986	1,643,766	(86.5%)	(27.3%)
Other liabilities	123,499	140,610	113,481	85,885	67,949	(48.7%)	81.8%
Total liabilities	6,899,363	8,445,746	8,785,854	7,046,299	6,775,653	(73.2%)	1.8%

Shareholders' equity	414,409	776,742	788,437	642,349	709,670	(186.6%)	(41.6%)
Total liabilities and shareholders' equity	$7,313,772	$9,222,488	$9,574,291	$7,688,648	$7,485,323	(82.8%)	(2.3%)

Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)	For the Three-Months Ended June 30,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income:
Loans	$81,614	$77,946	$3,668	$89,163	$85,552	$3,611	(8.5%)
Trading securities	2,049	2,049	—	803	803	—	155.2%
Available-for-sale securities	11,861	11,861	—	13,259	13,259	—	(10.5%)
Other	565	—	565	150	150	—	276.7%
Total interest income	96,089	91,856	4,233	103,375	99,764	3,611	(7.0%)
Interest expense:
Deposits	24,149	21,496	2,653	18,388	18,388	—	31.3%
Securities sold under agreements to repurchase and Federal funds purchased	2,703	2,703	—	2,802	2,802	—	(3.5%)
Long-term debt and other borrowings	15,799	15,114	685	17,817	17,132	685	(11.3%)
Total interest expense	42,651	39,313	3,338	39,007	38,322	685	9.3%
Net interest income	53,438	52,543	895	64,368	61,442	2,926	(17.0%)
Provision for loan losses:
Provision for loan losses - Core Bank	194,102	194,102	—	43,545	43,545	—	345.8%
Provision for loan losses - RALs	(1,621)	—	(1,621)	(6,378)	—	(6,378)	(74.6%)
Total provision for loan losses	192,481	194,102	(1,621)	37,167	43,545	(6,378)	417.9%
Net interest (loss)/ income after provision for loan losses	(139,043)	(141,559)	2,516	27,201	17,897	9,304	(611.2%)
Non-interest income:
Refund transfer fees	9,086	—	9,086	8,636	—	8,636	5.2%
Service charges and fees	7,428	6,955	473	9,067	8,642	425	(18.1%)
Trust and investment advisory fees	5,320	5,320	—	6,655	6,655	—	(20.1%)
Loss on securities, net	(1,765)	(1,765)	—	(2,773)	(2,773)	—	(36.4%)
Other	873	873	—	616	616	—	41.7%
Total non-interest income	20,942	11,383	9,559	22,201	13,140	9,061	(5.7%)
Non-interest expense:
Goodwill Impairment	128,710	128,710	—	—	—	—	—
Salaries and employee benefits	28,316	25,145	3,171	31,671	29,027	2,644	(10.6%)
Occupancy expenses, net	6,253	5,927	326	6,506	6,236	270	(3.9%)
Other	53,057	50,771	2,286	26,507	21,018	5,489	100.2%
Total non-interest expense	216,336	210,553	5,783	64,684	56,281	8,403	234.5%
Loss before income taxes	(334,437)	$(340,729)	$6,292	(15,282)	$(25,244)	$9,962	—
Provision/ (benefit) for income taxes	25,617			(9,389)
Net loss	(360,054)			(5,893)
Dividends and accretion on preferred stock	2,530			—
Net loss available to common shareholders	$(362,584)			$(5,893)

Loss per common share - basic	$(7.77)			$(0.13)
Loss per common share - diluted *	$(7.77)			$(0.13)
Average number of common shares - basic	46,686			46,172
Average number of common shares - diluted	47,215			46,518

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.
* Loss per diluted common share for the three-months ended June 30, 2009 and 2008 is calculated using basic weighted average shares outstanding.

Consolidated Statements of Operations (unaudited)	For the Six-Months Ended June 30,
(in thousands, except per share amounts)	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income:
Loans	$308,063	$156,452	$151,611	$283,252	$174,490	$108,762	8.8%
Trading securities	4,687	4,687	—	1,636	1,636	—	186.5%
Available-for-sale securities	22,929	22,929	—	27,345	27,345	—	(16.1%)
Other	1,797	1	1,796	2,161	458	1,703	(16.8%)
Total interest income	337,476	184,069	153,407	314,394	203,929	110,465	7.3%
Interest expense:
Deposits	56,607	45,784	10,823	46,811	43,101	3,710	20.9%
Securities sold under agreements to repurchase and Federal funds purchased	5,863	5,855	8	6,415	6,078	337	(8.6%)
Long-term debt and other borrowings	33,455	31,885	1,570	35,614	33,327	2,287	(6.1%)
Total interest expense	95,925	83,524	12,401	88,840	82,506	6,334	8.0%
Net interest income	241,551	100,545	141,006	225,554	121,423	104,131	7.1%
Provision for loan losses:
Provision for loan losses - Core Bank	267,618	267,618	—	59,147	59,147	—	352.5%
Provision for loan losses - RALs	80,587	—	80,587	26,414	—	26,414	205.1%
Total provision for loan losses	348,205	267,618	80,587	85,561	59,147	26,414	307.0%
Net interest (loss)/ income after provision for loan losses	(106,654)	(167,073)	60,419	139,993	62,276	77,717	(176.2%)
Non-interest income:
Refund transfer fees	67,551	—	67,551	68,191	—	68,191	(0.9%)
Service charges and fees	16,339	13,836	2,503	19,191	16,148	3,043	(14.9%)
Trust and investment advisory fees	10,914	10,914	—	13,286	13,286	—	(17.9%)
Gain on securities, net	264	264	—	66	66	—	300.0%
Gain on sale of RALs, net	—	—	—	44,580	—	44,580	(100.0%)
Other	1,965	1,965	—	2,203	2,203	—	(10.8%)
Total non-interest income	97,033	26,979	70,054	147,517	31,703	115,814	(34.2%)
Non-interest expense:
Goodwill Impairment	128,710	128,710	—	—	—	—	—
Salaries and employee benefits	65,035	55,440	9,595	67,144	58,603	8,541	(3.1%)
Refund program marketing and technology fees	47,372	—	47,372	46,257	—	46,257	2.4%
Occupancy expenses, net	12,535	11,949	586	13,014	12,490	524	(3.7%)
Furniture, fixtures and equipment, net	4,619	4,140	479	4,580	4,253	327	0.9%
Other	81,325	70,172	11,153	55,546	35,606	19,940	46.4%
Total non-interest expense	339,596	270,411	69,185	186,541	110,952	75,589	82.0%
(Loss)/ income before income taxes	(349,217)	$(410,505)	$61,288	100,969	$(16,973)	$117,942	(445.9%)
Provision for income taxes	16,349			34,379
Net (loss)/ income	(365,566)			66,590
Dividend and accretion on preferred stock	4,942			—
Net (loss)/ income available to common shareholders	$(370,508)			$66,590

(Loss)/ income per common share - basic	$(7.94)			$1.44
(Loss)/ income per common share - diluted *	$(7.94)			$1.43
Average number of common shares - basic	46,658			46,155
Average number of common shares - diluted	47,166			46,490

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.
* Diluted earnings per share for the six-months ended June 30, 2009 is calculated using basic weighted average shares outstanding.

Consolidated Average Balances and Annualized Yields (unaudited)
(in thousands)	For the Three-Months Ended June 30,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$—	$—	—	$11,273	$70	2.50%
Interest bearing demand deposits in other financial institutions	929,860	565	0.24%	—	—	—
Federal funds sold	—	—	—	27,781	80	1.16%
Securities: (1)
Taxable	1,014,902	10,144	4.01%	903,576	10,901	4.85%
Non-taxable	298,029	3,766	5.05%	242,584	3,161	5.21%
Total securities	1,312,931	13,910	4.25%	1,146,160	14,062	4.93%
Loans: (2)
Commercial	1,129,292	12,780	4.54%	1,179,424	17,995	6.14%
Real estate - multi family & nonresidential	2,858,405	40,855	5.72%	2,668,033	40,798	6.12%
Real estate - residential 1 - 4 family	1,094,876	16,161	5.90%	1,135,720	16,940	5.97%
Consumer	663,066	11,798	7.14%	618,088	13,383	8.71%
Other	2,356	20	3.40%	2,802	47	6.75%
Total loans	5,747,996	81,614	5.69%	5,604,067	89,163	6.38%
Total interest-earning assets	7,990,787	96,089	4.82%	6,789,281	103,375	6.11%
Market value adjustment	36,690			30,262
Non-interest-earning assets	526,838			609,477
Total assets	$8,554,315			$7,429,020

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$2,038,897	4,129	0.81%	$2,022,724	5,387	1.07%
Time certificates of deposit	2,803,782	20,020	2.86%	1,660,121	13,001	3.15%
Total interest-bearing deposits	4,842,679	24,149	2.00%	3,682,845	18,388	2.01%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	343,401	2,703	3.16%	393,818	2,802	2.86%
Other borrowings	1,375,059	15,799	4.61%	1,459,321	17,817	4.91%
Total borrowings	1,718,460	18,502	4.32%	1,853,139	20,619	4.48%
Total interest-bearing liabilities	6,561,139	42,651	2.61%	5,535,984	39,007	2.83%
Non-interest-bearing demand deposits	1,132,085			1,027,124
Other liabilities	86,661			138,412
Shareholders' equity	774,430			727,500
Total liabilities and shareholders' equity	$8,554,315			$7,429,020

Net interest income/ margin		53,438	2.68%		64,368	3.82%

Loans, Core Bank	$5,728,754	$77,946	5.45%	$5,588,317	$85,552	6.14%
Consumer loans, Core Bank	$643,824	$8,130	5.06%	$602,338	$9,772	6.53%

(1)	Average securities balances are based on amortized historical cost, excluding Statement of Financial Accounting Standard ("SFAS") 115 market value adjustments to fair value, which are included in other assets.
(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)
(in thousands)	For the Six-Months Ended June 30,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$—	$—	—	$35,823	$523	2.94%
Interest bearing deposits in other financial institutions	1,273,466	1,796	0.28%	—	—	—
Federal funds sold	663	1	0.30%	118,487	1,638	2.78%
Securities: (1)
Taxable	1,039,003	20,106	3.90%	931,758	22,857	4.93%
Non-taxable	298,477	7,510	5.03%	234,172	6,124	5.23%
Total securities	1,337,480	27,616	4.15%	1,165,930	28,981	4.99%
Loans: (2)
Commercial	1,135,344	25,803	4.58%	1,179,055	38,827	6.62%
Real estate - multi family & commercial	2,845,672	82,104	5.77%	2,607,192	81,745	6.27%
Real estate - residential 1 - 4 family	1,096,091	32,357	5.90%	1,109,025	33,235	5.99%
Consumer	1,035,750	167,756	32.66%	801,503	129,325	32.45%
Other	3,891	43	2.23%	3,888	120	6.21%
Total loans	6,116,748	308,063	10.12%	5,700,663	283,252	9.97%
Total interest-earning assets	8,728,357	337,476	7.80%	7,020,903	314,394	9.01%
Market value adjustment	33,819			29,687
Non-interest-earning assets	663,543			591,551
Total assets	$9,425,719			$7,642,141

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$2,033,623	9,379	0.93%	$2,063,403	14,424	1.41%
Time certificates of deposit	3,351,575	47,228	2.84%	1,802,906	32,387	3.61%
Total interest-bearing deposits	5,385,198	56,607	2.12%	3,866,309	46,811	2.43%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	344,157	5,863	3.44%	391,671	6,415	3.29%
Other borrowings	1,540,211	33,455	4.38%	1,427,439	35,614	5.02%
Total borrowings	1,884,368	39,318	4.21%	1,819,110	42,029	4.65%
Total interest-bearing liabilities	7,269,566	95,925	2.66%	5,685,419	88,840	3.14%
Non-interest-bearing demand deposits	1,268,904			1,196,280
Other liabilities	101,708			46,166
Shareholders' equity	785,541			714,276
Total liabilities and shareholders' equity	$9,425,719			$7,642,141

Net interest income/ margin		241,551	5.58%		225,554	6.46%

Loans, Core Bank	$5,725,812	$156,452	5.51%	$5,497,299	$174,490	6.38%
Consumer loans, Core Bank	$644,814	$16,145	5.05%	$598,121	$20,563	6.91%

(1)	Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios (unaudited)
(in thousands, except per share amounts)	For the Three-Months Ended June 30,		For the Six-Months Ended June 30,
	2009	2008	2009	2008
Financial Ratios:
Operating efficiency ratio Consolidated	284.11%	72.40%	100.38%	50.01%
Operating efficiency ratio Core Bank	320.52%	72.76%	212.49%	72.49%
Operating efficiency ratio RAL and RT	55.32%	70.10%	32.78%	34.37%

Return on average equity Consolidated	—	—	—	18.75%
Return on average equity RAL and RT	6.40%	12.30%	21.78%	78.48%

Return on average assets Consolidated	—	—	—	1.75%
Return on average assets RAL and RT	1.54%	121.74%	4.13%	39.59%

Capital Ratios:	2009	2008

Tier 1 capital to Average Tangible Assets ratio	5.6%	8.4%
Tier 1 capital to Risk Weighted Assets ratio	8.2%	10.1%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	11.1%	13.1%

Credit Quality Ratios:
Allowance for loan losses Core Bank	$258,032	$73,288
Allowance for loan losses RAL	$—	$—

Net charge-offs Consolidated	$78,756	$29,370	$231,081	$57,116
Net charge-offs Core Bank	$77,055	$28,533	$150,494	$30,702
Net charge-offs RAL	$1,701	$837	$80,587	$26,414

Annualized Consolidated net charge-offs to Consolidated average loans	5.50%	2.11%	7.62%	2.01%
Annualized Core Bank net charge-offs to Core Bank average loans	5.40%	2.05%	5.31%	1.12%
Annualized RAL net charge-offs to RAL average loans	35.46%	21.37%	41.57%	26.12%

Non-performing assets:
Nonaccrual loans	$297,228	$136,300
Loans past due 90 days or more on accrual status	1,904	749
Troubled debt restructured loans	24,917	21,050
Total non-performing loans *	324,049	158,099
Other real estate owned and other foreclosed assets	24,298	3,695
Total non-performing assets *	$348,347	$161,794

* There were no non-performing RAL loans as of June 30, 2009 and 2008.

Non-performing loans to Core Bank total loans held for investment	5.74%	2.78%
Non-performing assets to Core Bank total assets	5.00%	2.16%
Core Bank allowance for loan losses to non-performing loans	80%	46%
Core Bank allowance for loan losses to Core Bank total loans held for investment	4.57%	1.29%

Book value per common share:
Actual shares outstanding at end of period	46,721	46,195
Book value per common share	$5.10	$15.36
Tangible book value per common share	$4.91	$11.86

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 3 and Page 4 of Release for 2nd Quarter Results of Operations
(dollars in thousands)

Net Interest Margin	For the Three-Months Ended June 30,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin	2.68%	2.99%	—	3.82%	3.65%	—

Interest income	$96,089	$91,856	$4,233	$103,375	$99,764	$3,611
Interest expense	42,651	39,313	3,338	39,007	38,322	685
Net interest income	$53,438	$52,543	$895	$64,368	$61,442	$2,926

Average earning assets	$7,990,787	$7,042,610	$948,177	$6,789,281	$6,773,531	$15,750

Net Interest Margin	For the Three-Month Period Ended March 31,
	2009
	Consolidated	Core Bank	RAL and RT

Net interest margin	8.02%	2.73%	—

Interest income	$241,383	$92,210	$149,173
Interest expense	53,271	44,208	9,063
Net interest income	$188,112	$48,002	$140,110

Average earning assets	$9,511,442	$7,124,383	$2,387,059

	As of
Deposits, Core Bank	June 30, 2009	March 31, 2009	June 30, 2008

Total deposits	$5,246,807	$6,438,069	$4,639,199
Less:
Non-interest-bearing demand deposits - RAL	95,047	235,170	69,347
RAL brokered CDs	168,598	740,425	—
Total deposits, Core Bank	$4,983,162	$5,462,474	$4,569,852

Reconciliation of GAAP to Non-GAAP Measures
Page 3 of Release for 2nd Quarter Results of Operations
(in thousands)

	As of June 30, 2009 (unaudited)			Non-GAAP 6/30/2009 vs. 3/31/2009
	GAAP Consolidated	RALs	Non-GAAP Consolidated	Annualized % Change
Loans held for investment
Real estate
Residential - 1 to 4 family	$1,100,871	$—	$1,100,871	4.3%
Multi-family residential	280,909	—	280,909	7.4%
Commercial	2,064,558	—	2,064,558	5.1%
Construction	476,845	—	476,845	(30.4%)
Commercial loans	1,091,002	—	1,091,002	(13.4%)
Home equity loans	455,558	—	455,558	1.1%
Consumer loans	174,646	—	174,646	(27.6%)
Tax refund loans (RALs)	1,000	(1,000)	—	—
Other loans	2,409	—	2,409	(147.8%)
Gross loans held for investment	$5,647,798	$(1,000)	$5,646,798	(3.3%)

	As of March 31, 2009 (unaudited)
	GAAP Consolidated	RALs	Non-GAAP Consolidated
Loans held for investment
Real estate
Residential - 1 to 4 family	$1,089,046	$—	$1,089,046
Multi-family residential	275,779	—	275,779
Commercial	2,038,465	—	2,038,465
Construction	516,081	—	516,081
Commercial loans	1,128,810	—	1,128,810
Home equity loans	454,292	—	454,292
Consumer loans	187,594	—	187,594
Tax refund loans (RALs)	60,211	(60,211)	—
Other loans	3,821	—	3,821
Gross loans held for investment	$5,754,099	$(60,211)	$5,693,888

	As of June 30, 2008 (unaudited)			Non-GAAP
	GAAP Consolidated	RALs	Non-GAAP Consolidated	06/30/2009 vs. 06/30/2008 % Change
Loans held for investment
Real estate
Residential - 1 to 4 family	$1,175,267	$—	$1,175,267	(6.3%)
Multi-family residential	279,922	—	279,922	0.4%
Commercial	1,730,050	—	1,730,050	19.3%
Construction	677,678	—	677,678	(29.6%)
Commercial loans	1,216,826	—	1,216,826	(10.3%)
Home equity loans	413,832	—	413,832	10.1%
Consumer loans	196,066	—	196,066	(10.9%)
Tax refund loans (RALs)	1,000	(1,000)	—	—
Other loans	2,411	—	2,411	(0.1%)
Gross loans held for investment	$5,693,052	$(1,000)	$5,692,052	(0.8%)

Summarized Credit Quality Tables (unaudited)
Page 4 of Release for 2nd Quarter Results of Operations
(in thousands)

Non-Performing Assets:
	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$40,088	$33,914	$19,750	$13,641	$6,929	$8,183
Commercial (1)	71,563	27,569	23,302	9,022	7,560	9,168
Construction	132,914	121,788	136,602	109,828	105,207	103,252
Commercial loans	72,473	70,348	49,761	29,295	34,292	35,472
Home equity loans	6,424	6,800	4,261	4,062	3,720	4,216
Consumer loans (2)	587	730	716	559	391	457
Total Non-performing Loans	324,049	261,149	234,392	166,407	158,099	160,748
Other real estate owned	24,298	9,911	7,100	5,181	3,695	$2,910
Total non-performing assets	$348,347	$271,060	$241,492	$171,588	$161,794	$163,658

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

Delinquencies (31 days or more past due):

	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$46,948	$40,386	$27,540	$20,409	$7,924	$11,829
Commercial (1)	83,705	44,985	34,229	14,547	23,780	17,500
Construction	168,107	145,461	153,394	161,648	132,627	130,228
Commercial loans	127,958	100,689	90,914	55,239	59,172	49,429
Home equity loans	9,073	10,849	7,929	6,169	4,917	6,693
Consumer loans (2)	2,154	1,887	2,403	2,286	1,859	1,520
Tax refund loans (RALs)	—	—	—	1,600	1,000	—
Total delinquent loans	$437,945	$344,257	$316,409	$261,898	$231,279	$217,199

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

Net Charge-offs:

	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$4,915	$1,046	$1,104	$1,106	$4,831	$—
Commercial (1)	8,312	1,714	828	344	294	—
Construction	30,125	38,066	30,847	8,228	8,158	119
Commercial loans	26,987	28,117	14,896	4,789	12,202	2,415
Home equity loans	5,664	4,178	1,915	2,568	2,334	605
Consumer loans (2)	1,052	318	1,305	1,050	714	(970)
Tax refund loans (RALs)	1,701	78,886	(949)	(3,697)	837	25,577
Net charge-offs	$78,756	$152,325	$49,946	$14,388	$29,370	$27,746

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Executive Vice President, Investor Relations
(805) 884-6680
Debbie.Whiteley@pcbancorp.com
or
Financial Relations Board
Tony Rossi
(213) 486-6545
trossi@frbir.com